CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 26 to Registration
Statement No.
33-23223 of Oppenheimer Cash Reserves on Form N-1A of our report dated
September 15, 2005, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting Firm" in the
Statement of Additional Information and "Financial Highlights" in the
Prospectus, which is also part of such Registration Statement.

Deloitte & Touche LLP

Denver, Colorado
November 21, 2005